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                                                                 EXHIBIT 10.19





                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      INTERNATIONAL ALLIANCE SERVICES, INC.

                                       and

                            IASI/ECI ACQUISITION CO.

                                       and

                ENVIRONMENTAL & COMMERCIAL INSURANCE AGENCY, INC.

                                       and

                                ITS SHAREHOLDERS



                             Dated: November 5, 1996

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         This Agreement and Plan of Merger (the "Agreement") is entered into as of this 5th day of November, 1996 by and among International Alliance Services, Inc., (" I-Alliance"), IASI/ECI Acquisition Co., ("Merger Sub"), Environmental and Commercial Agency Inc., ("ECI"), and Christopher Timm ("Timm"), Shirley Sue Ellis aka Shirley K. Ellis ("Ellis") and Mark Perkins ("Perkins"), (the preceding individually "Shareholder" and collectively "Shareholders").

         WHEREAS, the Shareholders own all of the common stock of ECI, in the amounts set forth in Exhibit A hereto (collectively the "ECI Shares"); and

         WHEREAS, I-Alliance has determined that it wishes to acquire ECI; and

         WHEREAS, to consummate such acquisition I-Alliance has formed Merger Sub into which ECI will be merged with ECI as the surviving corporation; and

         WHEREAS, ECI has determined that it wishes to be acquired by I-Alliance.

Therefore in consideration of the mutual promises contained herein and other good and valuable consideration the parties agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

         As used herein the following terms will have the meanings set forth:
         1.1      "Closing" will have the meaning set forth in section 9.1.
         1.2      "Closing Date" will have the meaning set forth in section 9.1.
         1.3      "Effective Date" will have the meaning set forth in Article 3.
         1.4 "I-Alliance Indemnified Parties" will mean I-Alliance and I-Alliance's employees, directors, officers, shareholders and agents.
         1.5 "Liens" will mean any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation.
         1.6 "Losses" will mean any and all expenses, losses, costs, deficiencies, liabilities and damages including, but not limited to legal and professional fees and expenses suffered or incurred in any manner including investigation and defense of claims.
         1.7 "Person" will mean any natural person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

                                    ARTICLE 2

                                     MERGER

         2.1 The Merger Subject to the terms and conditions of this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL") at the Effective Date the Merger Sub will be merged with and into ECI (the "Merger") and the separate existence of Merger Sub will cease and ECI will continue as the surviving corporation (the "Surviving Corporation").

         2.2 Effect of the Merger. The Merger will have the effect set forth in Section 1701.82 of the OGCL.


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         2.3 Certificate of Incorporation and Code of Regulations. At the
Effective Date, the Articles of Incorporation and the Code of Regulations of ECI prior to the Effective Date will be and continue to be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         2.4 Directors. Each person serving as a director of ECI prior to the Effective Date will become the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation until his or her respective successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

         2.5 Officers. Each person serving as an officer of ECI prior to the Effective Date will become the initial officers of the Surviving Corporation, each to hold office in accordance with the Article of Incorporation until his or her respective successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

         2.6 Conversion of Securities. At the Effective Date, by virtue of the Merger and without any action on the part of the parties or the holders of any of the respective securities:
                  2.6.1 All shares of ECI common stock, issued and outstanding immediately prior to the Effective Date (the "ECI Shares") will be converted into the right to receive in the aggregate one hundred ninety two thousand five hundred (192,500) shares of I-Alliance common stock (the "I-Alliance Shares") as described in Article 7, which will be delivered to each Shareholder in the number of shares set forth opposite such Shareholder's name on Schedule 2.6.
                  2.6.2 Each share of ECI common stock held in the treasury of ECI will automatically be canceled and retired without any conversion thereof.
                  2.6.3 Each share of Merger Sub common stock, without par value, issued and outstanding immediately prior to the Effective Date will be automatically converted into one share of common stock of the Surviving Corporation.

         2.7 Consideration. As additional consideration, I-Alliance will pay, at the Effective Date, to the holders of all the ECI Shares in the aggregate, One Million Dollars ($1,000,000), to be allocated equally to each such share, to be delivered to each Shareholder in the amount set forth opposite such Shareholder's name on Schedule 2.6.

                                    ARTICLE 3
                             CONSUMMATION OF MERGER

         The Closing will take place on the Closing Date at the offices of I-Alliance, 10055 Sweet Valley Drive, Valley View, OH 44125 or such other place as the parties may agree. At the time of the Closing, the parties will cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of Ohio, in such form as required by and executed in accordance with the OGCL. The date and time of such filing will be the Effective Date.

                                    ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF ECI, TIMM AND SHAREHOLDERS

         4.1 Warranties and Representations of Shareholders. Each Shareholder, severally, represents and warrants to I-Alliance and Merger Sub that:
                  4.1.1 Authority. The Shareholder has the right, power, authority and legal capacity to enter into and perform such Shareholder's obligations under this Agreement and to consummate the transactions contemplated hereby to be performed by such Shareholder, and this Agreement has been duly executed and delivered by the

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         Shareholder and is a valid and binding agreement of the Shareholder enforceable against such Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.
                  4.1.2 Title to the ECI Shares. The Shareholder owns, of record and beneficially, all of the ECI Shares set forth opposite such Shareholder's name on Exhibit A, hereto free and clear of all Liens.
                  4.1.3 No Brokers. The Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which ECI or I-Alliance may be responsible.
                  4.1.4 Affiliated Transactions. Except as specifically set forth (including dollar amounts) on Schedule 4.1.4 as of the date hereof, neither the Shareholder nor any Affiliate of the Shareholder (as defined below) is indebted to, or is a creditor of, or a guarantor of any obligation of, or a party to any contract, agreement, license, option, commitment or other arrangement, written or oral, express or implied, with, ECI except as disclosed on such schedule. For purposes of this Section, an "Affiliate of the Shareholder" means any employee, officer or director of the Shareholder, any spouse or family member (including in-laws) of the Shareholder, or any corporation or other entity in which such Shareholder has an equity or ownership interest exceeding five percent.
                  4.1.5 Representation. Each Shareholder has has been represented by its own counsel is not relying on or represented by counsel for I-Alliance.

         4.2 Warranties and Representations of ECI and Timm. ECI and Timm hereby represent and warrant to I-Alliance and Merger Sub that:
                  4.2.1 Organization. ECI is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full power and authority (including any applicable licenses) to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted, and is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or authorized (each of which jurisdictions is set forth on Schedule 4.2.1).
                  4.2.2 Authority. The execution, delivery and performance by ECI of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action by ECI. This Agreement has been, and each other document ancillary to this Agreement to which ECI is a party will be at the Closing, duly executed and delivered by ECI and constitute, or will when delivered, constitute, the legal, valid and binding obligations of ECI, enforceable against ECI, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.
                  4.2.3 Capitalization. The authorized capital stock of ECI consists of 100 shares of common stock, of which the ECI Shares constitute all of the shares outstanding (there being no treasury shares). The ECI Shares have been duly authorized and are validly issued, fully paid and nonassessable, and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from ECI any of its unissued shares of capital stock or any other security of ECI in favor of any Person.
                  4.2.4 Financial Statements. There have been delivered to I-Alliance and there are attached hereto as Schedule 4.2.4 true and correct copies of (a) the balance sheet of ECI as at September 30, 1995 (the "September 30, 1996 Balance Sheet") and the related unaudited statement of income of ECI for the nine months then ended and (b) the balance sheet of ECI as at June 30, 1996, together with the unaudited statement of income of ECI for the six months then ended. I-Alliance previously has been furnished with the unaudited balance sheets of ECI as at December 31, 1992, 1993, 1994 and 1995 and the related unaudited statements of income for each of the years then ended. All of such financial statements, including the notes thereto, are true and correct, are in accordance with the books and records of ECI, fairly

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         present the financial condition and results of operations of ECI as at the respective dates and for the respective periods covered thereby and were prepared in conformity with generally accepted accounting principles consistently applied.

                  4.2.5 Absence of Changes. Since September 30, 1996, ECI has carried on its business in the ordinary course, and there has not been any material adverse change in its business condition (financial or otherwise), results of operations or liabilities.
                  4.2.6 Net Worth. At the Effective Date the net worth of ECI, computed on the same basis as the September 30, 1996 Balance Sheet will be One Hundred Fifty Thousand Dollars ($150,000).

                  4.2.7 No Subsidiaries. Except as setforth on Schedule 4.2.7, ECI has no subsidiaries.
                  4.2.8 Articles of Incorporation, Code of Regulations, Corporate Records and Committees. The copies of the Articles of Incorporation and Code of Regulations of ECI heretofore delivered to I-Alliance are correct and complete. The stock transfer, minute books and corporate records of ECI which have been made available to I-Alliance are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the shareholders and the Board of Directors of ECI from the date of its organization to the date hereof, there being no committees of its Board of Directors.
                  4.2.9 No Consent. Except as set forth on Schedule 4.2.9, no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other Person, is required to be obtained or made in connection with the sale of the ECI Shares.
                  4.2.10 No Breach. Except as set forth on Schedule 4.2.10, the performance of this Agreement will not (i) violate any provision of the Articles of Incorporation or Code of Regulations of ECI; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which ECI is a party or by which ECI or any of its respective assets or properties are bound or affected; (iii) result in the creation of any Liens" upon the properties or assets of ECI pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, ECI or any of its securities, properties, assets or business; (v) constitute a violation by ECI of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to ECI or to any of its securities, properties, assets or business; or (vi) violate any Permit.
                  4.2.11 Accounts Receivable. The accounts receivable of ECI reflected on the September 30, 1996 Balance Sheet are actual and bona fide accounts receivable which arose in the ordinary and usual course of ECI's business, represent valid obligations due to ECI, are collectible in the aggregate recorded amounts thereof on the books of ECI and substantially all of such accounts will be collected by December 31, 1996. Schedule 4.2.11 sets forth a summary of the terms of payment (with the aging indicated) of all such accounts receivable at the date hereof.
                  4.2.12 Other Tangible Property. ECI has good and marketable title to all of the assets reflected on its books and records and on the September 30, 1996 Balance Sheet, free and clear of all Liens, except for those assets leased by ECI under leases listed on Schedule
         4.2.12. The tangible personal properties material to the business of ECI including, without limitation, ECI's personal computers, are in good operating condition and repair, ordinary wear and tear excepted.
                  4.2.13 Real Property. ECI does not own any real property.
         Schedule 4.2.13 sets forth a true and correct list of all leases, subleases or other agreements under which ECI is lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 4.2.13, there are no rights or options held by

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         ECI, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, not any rights or options granted by ECI, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements grant the leasehold estates or other interests they purport to grant with the right to quiet possession, are in full force and effect and constitute legal, valid and binding obligations of the respective parties hereto, with no existing or claimed default or event of default or event which with notice or lapse of time or both would constitute a default or event of default by ECI or, to the knowledge of Timm, by any other party thereto, which would materially and adversely affect ECI. ECI is not in violation of any building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any Person has been served upon ECI claiming any such violation.
                  4.2.14 Intellectual Property. Except as listed on Schedule 4.2.14, ECI does not own or use any trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor), nor is the use thereof required, in connection with its business.
                  4.2.15 Tax Matters. ECI has timely filed all federal, state, county and local tax returns, estimates and reports (collectively, "Returns") required to be filed by it through the date hereof, copies of which have been delivered to I-Alliance, which Returns accurately reflect the taxes due for the periods indicated, and has paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "Taxes") shown to be due by such Returns, and adequate reserves have been established with respect to any liabilities for Taxes accrued through September 30, 1996 and are reflected on the September 30, 1996 Balance Sheet and, to the knowledge of Timm, there is no unassessed deficiency for Taxes proposed or threatened against ECI, and no taxing authority has raised any issue with respect to ECI which, if adversely determined, would result in a liability for any Tax which has not been reserved against on the September 30, 1996 Balance Sheet, and there are not in force any extensions with respect to the dates on which any Return was or is due to be filed by ECI or any waivers or agreements by ECI for the extension of time for the assessment or payment of any Taxes. ECI has not been, and currently is not being, audited by any federal, state or local tax authority.
                  4.2.16 Compliance with Laws. ECI is not in violation of any applicable law, rule or regulation, the violation of which could materially and adversely affect the assets, properties, liabilities, business, results of operations, condition (financial or otherwise) or prospects of ECI, nor does Timm know of the enactment, promulgation or adoption of any such law, rule or regulation which is not yet effective.
                  4.2.17 Permits. (a) Except as set forth on Schedule 4.2.17(a), ECI (including, without limitation, its employees) has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary in or to the conduct of its business (collectively, the "Permits"); all of the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no proceeding is pending or threatened to revoke, deny or limit any such Permit; and (b) Schedule 4.2.17(b) sets forth a true and complete list of all local recording agent licenses, surplus lines licenses and managing general agency licenses issued by any jurisdiction to ECI, together with the expiration dates thereof.
                  4.2.18 Contracts and Agreements. Schedule 4.2.18 lists and briefly describes all written or oral contracts, agreements, leases, mortgages and commitments to which ECI is a party or by which is may be bound, including, without limitation, all insurance underwriting agreements, agency agreements, brokerage agreements, management agreements, joint venture agreements, leases, guarantees and indemnifications, employment and consulting agreements and instruments of indebtedness (collectively, "Contracts"), true and correct copies of which have been made available to I-Alliance. All Contracts constitute legal, valid and binding obligations of ECI and, to the knowledge of Timm, of the other parties thereto and are in full force and effect on

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         the date hereof, and ECI has paid in full amounts due thereunder which are due and payable and is not in default under any of them nor, to the knowledge of Timm, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by ECI or, to the knowledge of Timm, by any other Person. Except as set forth in Schedule 4.2.9, no Contract requires the consent or approval of a third party in connection with the sale of the ECI Shares.
                  4.2.19 Employee Benefits. (a) Except as set forth on Schedule 4.2.19, there are no pension, retirement, savings, disability, medical, dental or other health plans, life insurance (including any individual life insurance policy as to which ECI makes premium payments whether or not ECI is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom), and ECI has no employee pension benefit plan as defined Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(1) of ERISA.
                  (b) ECI has in all material respects complied with the requirements to the extent applicable, of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to the continuation of employer-provided health benefits following a "qualifying event" which would otherwise terminate such benefits, as provided in Section 4980B of the Internal Revenue Code of 1986, as amended, and applicable regulations and Internal Revenue Service rulings, notices and other pronouncements.
                  4.2.20 Insurance. Schedule 4.2.20 lists and provides a summary description of all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by ECI or in which ECI is a named insured or on which ECI is paying any premiums. All such policies are of a type and in amounts of coverage customary in businesses such as those engaged in by ECI, and except as set forth on
         Schedule 4.2.20, are in full force and effect at the date hereof, and each of the insured parties thereunder is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Schedule 4.2.20 sets forth a summary of the claims history for ECI under such policies since January 1, 1993 and, except as set forth on Schedule 4.2.20, there are no claims outstanding under any such policies.
                  4.2.21 Accounts Payable. Except as set forth on Schedule 4.2.21, no accounts payable of ECI have arisen subsequent to September 30, 1996 that exceed $10,000 for any one payee or $100,000 in the aggregate, other than premiums payable to insurance companies.
                  4.2.22 Liabilities. There are no material liabilities or obligations of ECI, either accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities"), except (a) those accrued, reflected or otherwise provided for on the September 30, 1996 Balance Sheet and (b) those listed on Schedule 4.2.22.
                  4.2.23 Actions and Proceedings. Except as provided on Schedule 4.2.23, there are no claims, actions, suite, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentally (collectively "Actions"), pending or to the knowledge of Timm or Perkins, threatened against, involving or affecting ECI or any of its assets, whether or not fully or partially covered by insurance, or which would give rise to any right of indemnification by any Person from ECI, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against involving or affecting ECI.
                  4.2.24 Bank Accounts, Guarantees and Powers. Schedule 4.2.24 sets forth (i) a list of all accounts, borrowing resolutions and deposit boxes maintained by ECI at any bank or other financial institution and the names of the person authorized to effect transactions in such accounts, to borrow pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of

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         ECI guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all persons, firms, associations, corporations, or business organizations holding general or special powers of attorney from ECI together with a summary of the terms thereof.
                  4.2.25 Absence of Changes. Except as set forth in Schedule 4.2.25, since September 30, 1996, ECI has carried on its business in the ordinary course, and there has not been:
                  4.2.25.1 any material adverse change in its business condition (financial or otherwise), results of operations or liabilities; 4.2.25.2 any pending or threatened amendment, modification, or termination of any agreement, license or permit which is material to its business; 4.2.25.3 any disposition or acquisition of any of its assets or properties other than in the ordinary course; 4.2.25.4 any damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting or that could reasonably be expected to adversely affect its business or assets; 4.2.25.5 any increase in the compensation of any of its employees; or
                  4.2.25.6 except in the ordinary course, any obligation or liability (whether matured, unmatured, absolute, accrued, contingent or otherwise) incurred. 4.2.26 Employee Relations. ECI has not at any time during the last five years had, or, to the knowledge of Timm, is there now threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble or dispute, and Timm has no knowledge of any employee's proposed resignation.
                  4.2.27 Full Disclosure. All documents, schedules and other materials delivered or made available by ECI to I-Alliance in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects, and do not, in light of the circumstances under which the statements contained in the information so furnished are made, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading.
                  4.2.28 Employee Compensation. Schedule 4.2.28 lists all employees of ECI, setting forth their respective salaries, whether they are employed under contract or at will, and the expiration date of each contract.
                  4.2.29 Representation. ECI has has been represented by its own counsel is not relying on or represented by counsel for I-Alliance.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF I-ALLIANCE

         I-Alliance represents and warrants to the Shareholders and ECI that:

         5.1 Organization. I-Alliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted by it, and is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or authorized.

         5.2 Authority. This Agreement has been duly authorized, executed and delivered by I-Alliance and is the valid and bind agreement of I-Alliance enforceable against I-Alliance in accordance with its terms.

         5.3 The I-Alliance Shares. The I-Alliance Shares being delivered hereby are validly issued, fully paid and non-assessable.


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         5.4 No Breach. The authorization, execution, delivery and performance of this Agreement by I-Alliance will not violate any provision of its certificate of incorporation or by-laws or violate, conflict with or result in the breach or termination of, or otherwise give any Person the right to terminate, any agreement to which it is a party.

         5.6 Documents Delivered. I-Alliance has delivered to Shareholders I-Alliance's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K"), its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, its Information Statement dated September 23, 1996 (collectively the"SEC Documents"). The SEC Documents were true and complete in all material respects as at their respective dates, did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and since September 23, 1996, there has not been any material adverse change in I-Alliance's business condition (financial or otherwise), results of operations or liabilities, not reflected in the SEC Documents.

                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 I-Alliance Conditions Precedent. The obligation of I-Alliance to close the transactions herein contemplated is subject to the following express conditions precedent:
                  6.1.1 Representations and Warranties. The representations and warranties set forth in Article 4 of this Agreement shall be true and correct in all material respects at and as of the Closing Date.
                  6.1.2 Covenants. ECI and Shareholders shall have performed and complied with all of their covenants under this Agreement in all material respects through the Closing Date.
                  6.1.3 Satisfactory Performance. All actions to be taken by ECI and Shareholders in connection with consummation of the transaction contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby have been completed in a manner which is reasonably satisfactory in form and substance to I-Alliance.
                  6.1.4 Continuation of Business. Between the date of the Financial Statements and the Closing Date, ECI will have been operated in the normal course and will not have suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which may materially adversely affect the value of ECI or its business prospects.
                  6.1.5 Legal Actions. No suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplate herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein, except that the foregoing shall not be a condition precedent if ECI and the Shareholders shall have offered indemnity with respect thereto that is reasonably satisfactory to I-Alliance .
                  6.1.6 Legal Limitations on Closing. There shall not be in effect any statute, rule or regulation which makes it illegal for I-Alliance to consummate the transactions contemplated herein or any order, decree of judgment which enjoins I-Alliance from consummating the transactions contemplated hereby, except that any such order, decree or judgment shall not be a condition precedent if ECI and Shareholders shall have offered indemnity with respect thereto that is reasonably satisfactory to I-Alliance.
                  6.1.7 Deliveries by the Shareholders. The Shareholders will have delivered the stock certificates representing the ECI Shares, duly endorsed for transfer.
                  6.1.8 Deliveries by ECI. ECI will have delivered the minute book, stock book and stock ledger of ECI, and a good standing certificate, dated as of a date not more than fourteen (14) days prior to the date hereof as to the corporate existence and good standing of ECI certified by the Secretary of State of the State of Ohio.
                  6.1.9 Waivers. I-Alliance may waive one or more of said conditions but such waiver shall be effective only if in writing and signed on behalf of I-Alliance by one of its duly authorized officers and may be conditioned in any manner I-Alliance sees fit.

         6.2 Conditions Precedent to Closing by ECI and Shareholders. The obligation of ECI and Shareholders to close the transactions herein contemplated is subject to the following express conditions precedent:
                  6.2.1 Representations and Warranties. Representations and warranties set forth in Article 5 of this Agreement shall be true and correct in all material respects at and as of the Closing Date.
                  6.2.2 Covenants. I-Alliance will have performed and complied with all of its covenants under this Agreement in all material respects through the Closing Date.
                  6.2.3 Legal Limitations on Closing. There shall not be in effect any statute, rule or regulation which makes it illegal for I-Alliance, ECI or the Shareholders to consummate the transactions contemplated herein or any order, decree or judgment which enjoins ECI or the Shareholders from consummating the transactions contemplated hereby, except that any such order, decree or judgment shall not be a condition precedent if I-Alliance shall have offered indemnity with respect thereto that is reasonably satisfactory to ECI and Shareholders.
                  6.2.4 Legal Actions. No suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplate herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein, except that the foregoing shall not be a condition precedent if I-Alliance shall have offered indemnity with respect thereto that is reasonably satisfactory to ECI and the Shareholders.
                  6.2.5 Satisfactory Performance. All actions to be taken by I-Alliance in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby have been completed in a manner which is reasonably satisfactory in form and substance to ECI and Shareholders.
                  6.2.6 Waiver. ECI and Shareholders may waive one or more of the foregoing conditions but such waiver shall only be effective if in writing and signed by ECI and Shareholders and may be conditioned in any manner ECI and Shareholders see fit.

                                    ARTICLE 7
                                I-ALLIANCE SHARES

         7.1 Legend. Any certificate or certificates representing I-Alliance Shares will bear the following legend unless and until removal thereof is permitted pursuant to the terms of this Agreement:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT FOR THESE SHARES OR AN OPINION OF I-ALLIANCE'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

         7.2 Examination and Investment Representation. Shareholders, severally, represent and warrant to I-Alliance that each of them has examined I-Alliance's Annual Report on Form 10-K for the year ended December 31, 1995, its Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and its Information Statement dated September 23, 1996, including the financial statements contained therein, has had the opportunity to discuss I-Alliance's operations with its officers and employees, and is acquiring the I-Alliance Shares for his/her own account for investment within the contemplation of the Securities Act of 1933, as amended (the "Securities Act") and not with a view to the transfer or resale thereof, except to the extent otherwise expressly provided in this Agreement, that he has been advised by his counsel of the legal implications and effect of the foregoing under the Securities Act and of the circumstances under which he may dispose of his I-Alliance Shares under the Securities Act, including the possible limited sale thereof pursuant to Rule 144 under the Securities Act and of the affect of the legending of the certificate for his I-Alliance Shares with the legend described in Section 7.1.

         7.3 Registration Rights. Each Shareholder shall have the following registration rights with respect to the I-Alliance Shares:
                  7.3.1 Transfer of Registration Rights. Shareholder may assign the registrations rights with respect to the I-Alliance Shares to any party or parties to which he may from time to time transfer the I-Alliance Shares. Upon assignment of any registration rights pursuant to this Section 7.3, Shareholder shall deliver to the transfer agent for I-Alliance, a notice of such assignment which includes the identity and address of any assignee (collectively, Shareholder and each such subsequent holder is referred to as a "Holder").
                  7.3.2 Required Registration. As promptly as practicable after the Closing, I-Alliance agrees to register all of the Registrable Securities (as hereinafter defined) pursuant to a registration statement on Form S-3 (the "Shelf Registration Statement"). I-Alliance shall use its best efforts to cause the Shelf Registration Statement to be declared effective as quickly as practicable and to maintain the effectiveness of the Shelf Registration Statement until such time as I-Alliance reasonably determines based on an opinion of counsel that the Holders will be eligible to sell all of the Registrable Securities then owned by the Holders without the need for continued registration of the Shares in the three-month period immediately following the termination of the effectiveness of the Shelf Registration Statement. I-Alliance's obligations contained in this Section 7.3 shall terminate on the third anniversary of the Effective Date.
                  7.3.3 Registration Procedures. In case of each registration, qualification or compliance effected by I-Alliance subject to this
         Section 7.3, I-Alliance shall keep Holder advised in writing as to the initiation of each such registration, qualification and compliance and as to the completion thereof. In addition, I-Alliance shall at its own expense:
                           7.3.3.1 subject to this Section 7.3, before filing a
                  registration or prospectus or any amendment or supplements thereto, furnish to counsel selected by Holder copies of all such documents proposed to be filed and the portions of such documents provided in writing by Holder for use therein, subject to such Holder's approval, and for which Holder shall indemnify I-Alliance;
                           7.3.3.2 prepare and file with the SEC such amendments
                  and supplements to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during such period;
                           7.3.3.3 update, correct, amend and supplement the
                  Shelf Registration Statement as necessary;
                           7.3.3.4 if such offering is to be underwritten, in
                  whole or in part, enter into a written agreement in form and substance reasonably satisfactory to the managing underwriter and the registering Holder;

                           7.3.3.5 furnish to Holder such number of
                  prospectuses, including preliminary prospectuses, and other documents that are included in the Shelf Registration Statement as Holder may reasonably request from time to time;
                           7.3.3.6 use its best efforts to register to qualify
                  such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States as Holder may request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that I-Alliance will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Article I, or
                  (B) consent to general service of process in any such jurisdiction);
                           7.3.3.7 notify Holder, at any time when the
                  prospectus included the Shelf Registration Statement relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event which would cause such prospectus to contain an untrue statement of a material fact or omit any fact necessary to make the statement therein in light of the circumstances under which they are made not misleading and, at the request of Holder, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading;
                           7.3.3.8 use its best efforts to cause all such
                  Registrable Securities to be listed on each securities exchange or national market on which similar securities issued by I-Alliance are then listed and obtain all necessary approvals from such exchange or national market for trading thereon;
                           7.3.3.9 provide a transfer agent and registrar for
                  all such Registrable Securities not late than the effective date of the Shelf Registration; and
                           7.3.3.10 upon the sale of any Registrable Securities
                  pursuant to the Shelf
                  Registration, remove all restrictive legends from all certificates or other instruments evidencing such Registrable Securities (to the extent permitted by the Securities Act).
                  7.3.4 Delay and Suspension. If Issuer is aware of any event which has occurred or which it reasonably expects might occur within the next ninety days, andsuch event would cause (or Issuer believes might cause) the Shelf Registration Statement (or any prospectus) to contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading, then notwithstanding any other provision of this Section 7.3, Issuer upon notice to Holder, may delay filing any Shelf Registration Statement otherwise required hereunder or may withdraw or suspend for up to ninety days any then pending Shelf Registration Statement.
                  7.3.5 Expenses. Except as required by law, all expenses incurred by in complying with this Section 7.3, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for I-Alliance, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant this Section 7.3 shall be borne by I-Alliance. All underwriting discounts and selling commissions and any fees of Holder's own attorneys or other advisors applicable to a sale incurred in connection with any registration of I-Alliance Shares and the legal fees of Holder shall be borne by Holder.
                  7.3.6 Further Information. If Registrable Securities owned by Holder are included in any registration, such Holder shall use reasonable efforts to cooperate with I-Alliance and shall furnish I-Alliance such information regarding itself as I-Alliance may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
                  7.3.7 Definition For purposes of this Section 7.3, "Registrable Securities" will mean the I-Alliance Shares and all common stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, recapitalization, merger or consolidation or reorganization, and any securities issued in respect of the I-Alliance Shares by way of stock dividend or stock split or in connection with any combination or subdivision of shares, recapitalization, merger or consolidation or reorganization; provided, however, as to any particular Registrable Securities, such Registrable Securities will cease to be subject to this Article when they have been sold pursuant to an effective registration statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel from the seller or the purchaser, which opinion shall be in form and substance reasonably satisfactory to the other party and I-Alliance and their respective counsel, to the effect that such stock in the hands of the purchase is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         7.4 Indemnity. I-Alliance shall indemnify Shareholders from and against any and all liabilities to which they may become subject as a result of any untrue statement or alleged untrue statement of a material fact contained in the related registration statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, other than a statement or omission made in reliance on and consistent with information furnished in writing by the Shareholders for use in such registration statement, provided, however, that each Shareholder shall indemnify I-Alliance, and the underwriters of the offering, if any, from and against any and all liabilities to which I-Alliance may become subject as a result of any untrue statement or alleged untrue statement of a material fact contained in the related registration statement, or the omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only insofar as such statement or omission was made in reliance by I-Alliance on and consistent with information furnished in writing by such Shareholder.

         7.5 Documents. I-Alliance shall furnish to Shareholder one copy of the registration statement and any amendments thereto and such number of copies of the final prospectus as they may reasonably request, and shall deliver to the exchanges or NASDAQ (where listed) such number of copies of the final prospectus required to comply with the prospectus delivery requirements and permit the sale of the registered I-Alliance Shares on such exchange or national market.

                                    ARTICLE 8
                                 OTHER COVENANTS

         8.1 Announcements. Prior to the Closing, none of the parties will make any public release of information regarding this Agreement or the transactions contemplated hereto, except that I-Alliance may issue press release after the execution of this Agreement and the Closing and as otherwise required by law.

         8.2 Conduct of Business. During the period from the date hereof to the Effective Date, unless I-Alliance consents otherwise in writing (which consent will not be unreasonably withheld), ECI will conduct the business of ECI only in the ordinary course of business consistent with past practice except as contemplated by this Agreement.

         8.3 Cooperation. Each party hereto agrees that before and after the Closing to execute any and all further documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

         8.4 Tax Matters. It is the intent of the parties that the exchange of the ECI shares for the I-Alliance Shares be a tax free exchange (except to the extent of the other considerations received). I-Alliance and Merger Sub will use all reasonable efforts to consummate the merger in such fashion, but neither I-Alliance nor Merger Sub makes any representation as to the tax treatment of Shareholders or any agreement with respect to refraining from taking any future action which could adversely affect the tax treatment of this transaction. Notwithstanding anything in this Agreement to the contrary, the Shareholders will remain solely liable for any tax consequences to them as a result of the transactions contemplated by this Agreement.

         8.5 Tax Cooperation. After Closing the parties will cooperate with each other in the preparation of all tax returns, and will provide to such other parties any records and other information reasonably requested by such party in connection therewith as well as access to, and cooperation of, the auditors of such other party.

                                    ARTICLE 9
                  CLOSING, CLOSING ADJUSTMENTS AND TERMINATION

         9.1 Closing. The closing ("Closing"), i.e. the execution and delivery of the documents contemplated by this Agreement, will take place at the offices of I-Alliance, as soon as practical after the date of this agreement, provided that such date will not be after December 27, 1996, or at such time as mutually agreed (the "Closing Date"). The parties agree that time is of the essence.

         9.2 Adjustments. The consideration paid to the Shareholders will be subject to adjustment at or after the Closing for any increase or decrease in the Net Worth of ECI at the Effective Date above or below $150,000. The amount of such adjustment will be promptly paid by I-Alliance to the Shareholders (in proportion to their interests reflected in Schedule 2.6, or will be immediately refunded to I-Alliance (or ECI as directed by I-Alliance) by each Shareholder (in proportion to their interests reflected in Schedule 2.6) upon a demand by I-Alliance.

         9.3 Termination. This Agreement may be terminated at any time on or prior to the Effective Date:
         9.3.1 by I-Alliance or ECI if any court of competent jurisdiction will issue any order (other than temporary restraining order) restraining, enjoining or prohibiting the transactions;
         9.3.2    by mutual written agreement of I-Alliance and ECI;
         9.3.3    by either I-Alliance or ECI if the Effective
                  Date will not have occurred on or before December
                  3, 1996, time being of the essence, provided that the right to terminate this Agreement pursuant to this section will not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause or resulted in the failure of the Effective Date to occur on or before such date;
         9.3.4 Breach by ECI. By I-Alliance if there has been a material breach on the part of ECI in its representations, warranties or covenants set forth herein, provided however that if such breach is susceptible to cure, then ECI will have 30 days after receipt of notice from I-Alliance, of its intent to terminate this Agreement, in which to cure such breach; and
         9.3.5 Breach by I-Alliance. By ECI if there has been a material breach on the part of I-Alliance in its representations, warranties or covenants set forth herein, provided however that if such breach is susceptible to cure, then I-Alliance will have 30 days after receipt of notice from ECI, of its intent to terminate this Agreement, in which to cure such breach.

         9.4 Affect of Termination. If this Agreement is terminated pursuant to this Article, all obligations of the parties under this Agreement will terminate (except for this Article), and no party hereto will have any further liability to the other parties hereto, except that such termination will be without prejudice to any claim which a party may have against another for breach of this Agreement that occurred prior to the date of termination.

                                   ARTICLE 10
                SURVIVAL, INDEMNIFICATION AND LIMIT OF LIABILITY

         10.1 Survival. All of the representations or warranties contained herein will survive for a period of three years from the Closing Date and will then expire. Upon the expiration of representations and warranties pursuant to this section, unless written notice of a claim based on such representations and warranty specifying in reasonable detail the facts on which the claim is based will have been delivered to the indemnifying party prior to expiration of such representation and warranty, such representation and warranty will be of no further force or effect, as if never made and no action may be brought based on the same, whether for breach of contract or any other legal theory, except, however, that claims based on fraud, willful misrepresentation or with respect to the representations and warranties set forth in Section 4.1.1 may be asserted at any time within one year after I-Alliance learns of such fraud, willful misrepresentation or breach.

         10.2 Shareholders Indemnity. Each Shareholder agrees to indemnify, defend and hold I-Alliance Indemnified Parties harmless from and against all Losses incurred by I-Alliance Indemnified Parties resulting from or on account of a breach of any representation, warranty or covenant of such Shareholder made in this Agreement.

         10.3 Limit of Liability. No Shareholder will be liable to I-Alliance under this Agreement (except for and excluding amounts described in Section 10.4 below) for an amount in excess of the consideration received by such Shareholder pursuant to this Agreement.

         10.4 Shareholders Additional Indemnity. Each Shareholder agrees to indemnify, defend and hold I-Alliance Indemnified Parties harmless from and against all Losses incurred by I-Alliance Indemnified Parties resulting from or on account of Indemnified Tax Liability or Errors and Omissions Liability (as defined below).
For purposes of this Article the following definitions apply:
                  10.4.1 "Indemnified Tax Liability" will mean any and all federal, state or local income tax or franchise tax liability of ECI (or on account of ECI) whether in the current or future tax years, on account of the distribution to the Shareholders and others of the Contingent Receivable and or the realization thereof.
                  10.4.2 "Errors and Omissions Liability" will mean any liability to ECI due to errors and omissions of its employees and agents occurring before the Closing Date which has not been disclosed in the Schedules to this Agreement and whose existence is not a breach of the representations and warranties contained herein, to the extent such liability is not reimbursed by insurance coverage maintained by ECI prior to the Closing Date.
                  10.4.3 "Contingent Receivable" will mean a certain receivable for contingent commissions for business written prior to the Closing which was distributed or otherwise transferred from ECI to its then shareholders prior to this Agreement.

         10.5 Limit of Liability. No Shareholder will be liable to I-Alliance under Section 10.4 above for an amount in excess of the amount actually received by (or on behalf of) such Shareholder from its interest in the Contingent Receivable (plus any remaining interest the Shareholder has therein), provided that such Shareholder has given I-Alliance as of the Closing a first security interest in such Contingent Receivable on terms reasonably satisfactory to I-Alliance.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

         11.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a writing signed by I-Alliance and the Shareholders.

         11.2 Waiver of Compliance. Any failure of I-Alliance or the Shareholders to comply with any obligation, covenant, agreement or condition herein contained my be expressly waived, in writing only, by (i) I-Alliance in the case of any failure of the Shareholders or (ii) the Shareholders in the case of any failure of I-Alliance. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

         11.3 Expenses. Each party will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement. The foregoing shall not be construed as limiting any other rights which any party may have as a result of misrepresentation of or breach by any other party.

         11.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when mailed by certified or registered mail (return receipt requested), postage prepaid or when delivered by fax (evidenced by confirmation of successful transmission), as follows:
                  A.       If to I-Alliance:

                  International Alliance Services, Inc.
                  10055 Sweet Valley Drive
                  Valley View, Ohio 44125
                  Phone: (216) 447-9000
                  Fax:     (216) 447-9137
                  Attn: Joseph E. LoConti

                  With a copy to:
                  Anne L. Meyers & Associates Co., LPA
                  2 Summit Park Drive, Ste. 150
                  Cleveland, Ohio 44131-2553
                  Phone: (216) 520-4344
                  Fax:     (216) 520-4350
                  Attn: Anne L. Meyers

or to such other person or place as I-Alliance or I-Alliance shall designate by notice in the manner provided in this Section 11.4:

                  B.       If to the Shareholders:

                           To the Shareholders at their
                           respective addresses set forth on
                           Exhibit A

                           With a copy to:

                           ____________________________
                           ____________________________
                           ____________________________
                           ____________________________
                           ____________________________
or to such other person as the Shareholders shall designate by notice in the manner provided in this Section 11.4.

         11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of I-Alliance and its successors and assigns, and to the Shareholders and their respective successors and assigns or heirs, executors, administrators and personal representatives, as the case may be, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by I-Alliance or any of the Shareholders without the prior written consent of the other parties.

         11.6 Third Parties. This Agreement is not intended to and shall not be construed to give any Person other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.
         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Ohio, without regard to principles of conflicts of laws. I-Alliance and the Shareholders hereby irrevocably submit to the jurisdiction of the courts of the State of Ohio, with venue in Cuyahoga County, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such court. I-Alliance and the Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. I-Alliance and the Shareholders hereby consent to process being served by them in any suit, action or proceeding by delivering it in the manner specified by the provisions of Section 11.4 of this Agreement.

         11.8 Counterparts. This Agreement may be executed in two more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         11.9 Headings. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

         11.10 Entire Agreement. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.


[Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                           INTERNATIONAL ALLIANCE SERVICES, INC.


                            By: _____________________________________
                                Joseph E. LoConti, Vice Chairman


                           IASI/ECI ACQUISITION CO.


                           By: ______________________________________
                               Craig L. Stout, President


                           ENVIRONMENTAL & COMMERCIAL INSURANCE
                           AGENCY, INC.


                           By: _____________________________________
                               Christopher J. Timm, President


                           SHAREHOLDERS:


                           ____________________________________
                           Christopher J. Timm


                           ____________________________________
                           Shirley Sue Ellis


                           ____________________________________
                           Mark J. Perkins

                                LOCK-UP AGREEMENT


         This LOCK-UP AGREEMENT (this "Agreement"), dated as of November 30, 1996, is entered into by and between _____________________________("Stockholder"), and International Alliance Services, Inc., a Delaware corporation
("I-Alliance").


                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the delivery of this Agreement, SMR & Co. Business Services, of which Stockholder is a shareholder, and IASI/SMR Acquisition Co., a wholly-owned subsidiary of I-Alliance, are closing the transactions contemplated by that certain Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement"), providing for, among other items, the merger of SMR & Co. Business Services with and into IASI/SMR Acquisition Co. with SMR & Co. Business Services being the surviving corporation (the "Merger").

         WHEREAS, as a condition to the closing of the transactions contemplated by the Merger Agreement (the "Closing"), Stockholder agrees not to make any Transfer (defined herein) of (i) the shares (the "Shares") of I-Alliance common stock, $.01 par value per share ("Shares"), and warrants to purchase shares of Common Stock (the "Warrants") to be acquired by Stockholder pursuant to the Merger Agreement and (ii) the shares of Common Stock to be acquired by Stockholder upon exercise of the Warrants (the "Warrant Shares"), except as expressly permitted by this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1 Restrictions on Transfer. Stockholder hereby agrees that, without the unanimous consent of the Board of Directors of I-Alliance, it will not, directly or indirectly sell, assign, transfer, pledge (other than by pledge or other grant of a security interest if the pledgee agrees in writing to be bound by the terms of this Agreement) or otherwise dispose of, (collectively, "Transfer"), the Shares prior to the end of the two-year period following the date hereof; provided, however, that after the expiration of six months from the date hereof, Stockholder may thereafter Transfer, in the aggregate, up to fifteen (15%) per cent of the Shares.

Stockholder hereby agrees that, without the unanimous consent of the Board of Directors of I-Alliance, it will not Transfer the Warrants or the Warrant Shares prior to the end of the thirty (30) month period following the date hereof; provided that (a) after the expiration of six months from the date hereof, Stockholder may thereafter Transfer Warrants for or Warrant Shares totaling, in the aggregate, up to thirty three (33%) per cent of the number of Warrant Shares issuable on the exercise of all the Warrants; and (b) after the expiration of eighteen (18) months from the date hereof, Stockholder may thereafter Transfer Warrants for or Warrant Shares totaling (together with any Warrants or Warrant Shares Transferred pursuant to the preceding subparagraph (a)), in the aggregate, up to sixty six (66%) per cent of the number of Warrant Shares issuable on the exercise of all the Warrants.

Notwithstanding the foregoing, Stockholder may Transfer the Shares, Warrants or Warrant Shares (a) to the spouse or children of such Stockholder, whether directly or in trust (including pursuant to the uniform gift to minors provisions) for their sole benefit, provided that the transferee agrees in writing to be bound by the terms of this Agreement, and provided further that Stockholder may not disclaim beneficial ownership of such Shares, Warrants or Warrant Shares for purposes of any filing pursuant to any securities law, or (b) to a third party making a cash tender or exchange offer in compliance with Regulations 14D and 14E under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the filing with the SEC in compliance with the


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

Exchange Act by I-Alliance of a Recommendation Statement on Schedule 14D-9 pursuant to which I-Alliance affirmatively recommends to the I-Alliance stockholders the acceptance of such cash tender or exchange offer.

         2        Miscellaneous

                  2.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  2.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other.

                  2.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  2.4 Specific Performance. The parties hereto acknowledge that I-Alliance will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to I-Alliance upon such violation, I-Alliance shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to I-Alliance at law or in equity.

                  2.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telecopy, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

                  If to Stockholder:

                  ___________________________________
                  ___________________________________
                  ___________________________________
                  Attention: ________________________
                  Telecopy: _________________________


                  With a copy to:

                  ___________________________________
                  ___________________________________
                  ___________________________________
                  Attention: ________________________
                  Telecopy: _________________________

                  If to ______:

                  ___________________________________
                  ___________________________________
                  ___________________________________
                  Attention: ____________________
                  Telecopy: _________________________

                  With a copy to:

                  ___________________________________
                  ___________________________________
                  ___________________________________
                  Attention: ________________________
                  Telecopy: _________________________

or to such other address any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  2.6______Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

                  2.7______Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

                  2.8______Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  2.9______Definitions. All capitalized terms used herein shall have the meanings defined in the Merger Agreements, unless otherwise defined herein.

                  2.10_____Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

"Stockholder"

___________________________________

"I-Alliance"
International Alliance Services, Inc.
By: _____________________________________
Printed Name: ___________________________
Title: ____________________________



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